UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400
Louisville , Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502) 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, Maureen Adams, Executive Vice President, Gaming Operations of Churchill Downs Incorporated (the “Company”), notified the Company of her decision to retire from the Company, effective December 31, 2025. In connection with her contemplated retirement, the Company entered into a Memorandum of Understanding (the “MOU”) with Ms. Adams, dated June 25, 2025, which provides for (i) a 2025 bonus under the Company’s Executive Annual Incentive Plan, with payout determined based on actual performance for the year, (ii) vesting with respect to her outstanding restricted stock unit awards and performance share unit awards, (iii) a retention payment of $550,000, subject to her continued employment through December 31, 2025, and (iv) the termination of the Executive Change in Control, Severance and Indemnity Agreement between the Company and Ms. Adams, dated July 26, 2022.

The description of the MOU contained herein is qualified in its entirety by the full text of the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.1	Memorandum of Understanding By and Between Maureen Adams and Churchill Downs Incorporated dated June 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

June 26, 2025	/s/ Bradley K. Blackwell
By: Bradley K. Blackwell
Title: Executive Vice President, General Counsel and Secretary